AMENDMENT TO

                   ATICO FINANCIAL CORPORATION

                     1986 STOCK OPTION PLAN
                     DATED:  JANUARY 9, 1987

     Pursuant to a resolution adopted by the Board of Directors of INTERCONTINENTAL BANK (ICB), at its meeting of February 28, 1991, and in conjunction with a merger of ATICO FINANCIAL CORPORATION (AFC) into ICB, which merger became effective March 30, 1991, the Atico Financial Corporation 1986 Stock Option Plan, dated January 9, 1987, as previously amended, was further amended as follows:

     1. Said Plan is adopted by ICB and the name of the Plan is amended to be known as the INTERCONTINENTAL BANK NSO Plan.

     2.   The shares to be issued under the INTERCONTINENTAL BANK
NSO Plan are designated as shares of ICB Common Stock.

     3. All options outstanding under the ATICO FINANCIAL CORPORATION 1986 Plan to purchase shares of AFC Common Stock, are converted to options under the INTERCONTINENTAL BANK NSO Plan to purchase shares of ICB Common Stock, under the same terms and conditions as the AFC non-incentive options.

     4.   That all references in the ATICO FINANCIAL CORPORATION
1986 Stock Option Plan to "the Company" are hereby changed so that all references to the Company" shall refer to ICB and effective March 30, 1991, the Plan shall be known as the INTERCONTINENTAL BANK NSO Plan.


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                   ATICO FINANCIAL CORPORATION

                     1986 STOCK OPTION PLAN
                     DATED: JANUARY 9, 1987

I.   PURPOSES

     The purposes of the Atico Financial Corporation (the "Company") 1986 Stock Option Plan (the "Plan") are to attract and retain the best available personnel for the Company and its subsidiaries and to provide a means whereby selected key employees of the Company and its subsidiaries may, as an incentive to service or continued service with the Company or a subsidiary, be given an opportunity to acquire Common Stock of the Company, thereby giving them a proprietary interest in the Company, increasing their interest in its success, and encouraging them to remain in its employ. It is intended that options granted under the Plan shall be non-statutory stock options.

     As used in the Plan, the term "subsidiary" shall have the meaning ascribed to the term "subsidiary corporation" in Section
425 of the Internal Revenue Code of 1986, as amended (the
"Code").

II.   ADMINISTRATION

     The Plan shall be administered by the Board of Directors of the Company, or by such Committee (the Committee") of three or more Directors as the Board of Directors may from time to time appoint in either case excluding Directors who are eligible to receive options under the Plan unless such Directors have for the time being disclaimed eligibility to receive them.

     Subject to the express provisions of the Plan, the Board of Directors or the Committee, as the case may be, shall have authority, in its discretion, to determine the individuals to whom options shall be granted, the individuals who are key employees of the Company or any subsidiary, the time or times at which such options shall be granted, the number of shares to be covered by each such option, the option price, and the installments in which and the periods during which each such option shall be exercisable; provided, however, that in exercising such discretion with respect to the participation of Directors of the Company, if such exercise be by the Board of Directors, a majority of the Board of Directors acting in the matter, or, if such exercise be by the Committee, all of the members of the Committee, shall be persons who are not at the time such discretion is exercised eligible and have not at any time within one year prior thereto been eligible as persons to whom stock might be allocated or to whom stock options or stock appreciation rights might be granted pursuant to the Plan or any other plan of the Company or of any other corporation controlling, controlled by, or under common control with, the Company, entitling the participants therein to acquire stock, or stock options or stock appreciation rights of the Company or any such other corporation.

     Subject to the express provisions of the Plan, the Board of Directors shall also have the authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to adopt and revise from time to time and to construe and interpret the form of the options to be granted under the Plan (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or any option, in the manner and to the extent it shall deem necessary to carry it into effect, and it shall be the sole and final judge of such necessity.

     The determinations of the Board of Directors and those of the Committee on the matters referred to in this Section II shall be conclusive.

III.  SHARES SUBJECT TO THE PLAN

     The shares to be sold under the Plan may be shares of the Company's authorized but unissued Common Stock ("Common Stock") or issued shares of such Common Stock reacquired by the Company at any time, as the Board of Directors from time to time may determine; provided, however, that unless and until the Board of Directors shall determine to repurchase shares or to use treasury shares for the purposes of the Plan, the shares sold under the Plan shall be authorized and unissued shares reserved for that purpose. *See Amendment effective April 22, 1988.

     Subject to adjustment as provided in Section XI hereof, the maximum aggregate number of shares for which options may be granted under the Plan is 200,000 shares of the Company's Common
Stock, as constituted at the date of the Plan. *See Amendment effective February 23, 1994.

     If any option granted under the Plan shall expire or terminate in any manner or for any reason (including termination by voluntary surrender) without having been exercised in full, the number of shares of Common Stock as to which such option shall not have been exercised shall again be available for the purposes of the Plan.

IV.   ELIGIBILITY FOR AND GRANT OF OPTIONS

     An option may be granted to (i) any person (including any Director or any officer of the Company) who, at the time of such granting, is a key employee of the Company or any subsidiary or
(ii) any person not an employee of the Company or any subsidiary whom the Company or any subsidiary seeks to employ.

V.  TERM OF OPTIONS

     Each option shall by its terms not be exercisable and all rights thereunder shall expire after the date determined by the Board of Directors or the Committee, as the case may be, at the time of the granting of the option. Such date shall in no event be more than ten years after the date on which the option is granted.

VI.   OPTION PRICE *SEE AMENDMENT DATED JANUARY 27, 1989

     In the case of each option granted under the Plan, the purchase price or prices of the Common Stock of the Company called for by the option shall be determined by the Board of Directors or the Committee, as the case may be, but will not be less than 80 percent of the fair market value of the underlying shares of Common Stock on the date the option is granted. The purchase price shall be paid in full upon the exercise of the option, either in cash or by delivery of then outstanding shares of Common Stock of the Company or a combination thereof, at the election of the person exercising the option. The fair market value of the Common Stock shall be, and the shares of any Common Stock delivered in payment of the purchase price upon the exercise of an option shall be valued at the closing price of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System/National Market System for the date of grant or of exercise of the option, respectively, or, in the event the Common Stock is listed on a stock exchange, at the closing price on such exchange as reported in The Wall Street Journal on the date of grant or of exercise of the option, respectively. (If there is no trading on such date, the closing price on the trading day next preceding such date shall be used for the valuation.)

VII.   EXERCISE OF OPTIONS

     The grantee of an option must remain in the continuous employ of the Company or a subsidiary for a period of one year from the later of the date of commencement of employment or the date the option is granted before becoming entitled to exercise the option as to any part of the shares covered thereby. Thereafter, the option shall become exercisable as to the shares covered thereby in one or more installments (which need not be equal), and upon such conditions, limitations and restrictions, as shall be determined by the Board of Directors of the Committee at the time of the granting of the option, and specified in the option; provided, however, that, except as set forth in Sections IX and X, no option may be exercised unless the grantee of the option has been in the employ of the Company or a subsidiary continuously from the later of the date of commencement of employment or the date of granting of the option to the date of exercise.

     Shares as to which an option has become exercisable shall be subject to purchase at any time or from time to time thereafter during the remaining term of the option, but not less than 10 shares may be purchased at any one time, except upon the purchase of the remaining balance of shares as to which the option is at the time exercisable. Each exercise of an option shall reduce, pro tanto, the total number of shares of Common Stock that may thereafter be purchased under such option. An option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the option by the person entitled to exercise the option and full payment for the shares of Common Stock with respect to which the option is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such shares of Common Stock, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned stock, notwithstanding the exercise of the option.

VIII.   NON-TRANSFERABILITY OF OPTIONS

     Each option granted under the Plan shall by its terms not be transferable by the individual to whom it shall have been granted otherwise than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him or by his guardian or legal representative.

IX.   TERMINATION OF EMPLOYMENT

     After commencement of employment with the Company or any subsidiary, if the grantee of an option ceases to be an employee of the Company or any subsidiary for any reason other than his death or his having been discharged for cause or having terminated his employment in violation of an employment agreement with the Company or the subsidiary, or if the subsidiary by which the grantee of an option is employed ceases to be a subsidiary of the Company, his option shall expire (unless by its terms it expires at an earlier date) three months after the date of such termination (or one year if termination was for disability within the meaning of Section 22(e)(3) of the Code) or after the date the subsidiary ceased to be a subsidiary of the Company, and during such three month period (or one year period if termination was for disability) the option shall be exercisable only to the extent that it was exercisable on the date of termination of employment or on the date that the subsidiary ceased to be a subsidiary of the Company; provided, however, that no option may be exercised after the expiration date specified therein. If the grantee of an option shall be discharged for cause or shall terminate his employment in violation of an employment agreement with the Company or a subsidiary, then his option shall terminate and expire concurrently with the termination of his employment and shall not thereafter be exercisable to any extent. Options granted under the Plan shall not be affected by any change of employment so long as the grantee of the option continues to be an employee of the Company or any of its subsidiaries, and nothing in the Plan or in any option granted under it shall confer any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any subsidiary to terminate any employment at any time.

X.   DEATH OF EMPLOYEE

     If a grantee of an option dies while he is an employee of the Company or a subsidiary or thereafter at any time while he shall be entitled to exercise any portion thereof, such option may, to the extent that the grantee of the option was entitled to exercise such option on the date of his death, be exercised within two years after his death by the person or persons to whom his rights under the option shall have passed by his will or by the applicable laws of descent and distribution; provided, however, that no option may be exercised after the expiration date specified therein.

XI.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC

     The aggregate number and class of shares subject to the Plan, the number and class of shares subject to each option granted under the Plan, and the price per share (but not the total price) shall be appropriately and equitably adjusted in the event of any reclassification or increase or decrease in the number of the issued shares of Common Stock of the Company by reason of a split-up or consolidation of shares, the payment of a stock dividend, a recapitalization, a combination or exchange of shares, or any like capital adjustment.

     If the Company shall be reorganized or shall merge into or consolidate with any other company, the Company will use its best efforts to arrange that each option granted under the Plan shall be adjusted so as to apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled by reason of such reorganization, consolidation or merger. In the event the attempt of the Company in this regard shall not be successful, or in the event of the proposed dissolution or liquidation or sale of substantially all of the assets of the Company, each option granted under the Plan shall terminate as of a date to be fixed by the Board of Directors; provided that no less than 30 days' written notice of the date so fixed shall be given to each grantee of an option or to the person or persons to whom his rights shall have passed by his will or the applicable laws of descent and distribution, if known to the Company, and each such grantee of such person or persons shall have the right, during the period of 30 days preceding such termination, to exercise the option as to all or any part of the shares covered thereby, including shares as to which such option would not otherwise be exercisable.

     Adjustments under this Section XI shall be made by the Board of Directors, and any determination of the Board shall be binding and conclusive.

XII.   TERMINATION

     Unless previously terminated by the Board of Directors, this Plan shall terminate on January 9, 1997, but such termination shall not affect any option theretofore granted. The Board of Directors of the Company at any time prior to that date may terminate the Plan, or make such changes in it and additions to it as the Board of Directors shall deem advisable; provided, however, that except as provided in Section XI hereof, the Board of Directors may not, without further approval by the stockholders of the Company, increase the maximum number of shares as to which options may be granted under the Plan, as originally adopted or as from time to time amended, or extend the period during which options may be granted or exercised, or change the class of individual or employees eligible to receive options under the Plan. No termination or amendment of the Plan may, without the consent of the grantee of an option then outstanding and in effect, or, if he shall have died, the person or persons to whom his rights shall have passed by his will or the applicable laws of descent and distribution, terminate such option or materially and adversely affect his rights or the rights of such person or persons under the option. *See amendment effective February 23, 1994.

XIII.   CONDITIONS UPON ISSUANCE OF SHARES

     Shares of Common Stock shall not be issued pursuant to the exercise of an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares of Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law or is otherwise advisable.

XIV.   OPTION AGREEMENT

     Options shall be evidenced by written option agreements in such form as the Board or the Committee shall approve.

*On January 27, 1989, Article VI above was amended to provide that upon exercise of the option, the Purchase Price shall be paid in full in cash. This amendment deletes the previous provision, which permitted the delivery of outstanding shares of Common Stock.




             AMENDMENT TO ATICO FINANCIAL CORPORATION
                     1986 STOCK OPTION PLAN

     Effective April 22, 1988, Paragraph III of the Plan is amended to reflect that the maximum aggregate number of shares for which options may be granted under the Plan is 250,000 shares of the Company's Common Stock.




       AMENDMENT TO INTERCONTINENTAL BANK 1986 STOCK OPTION
       PLAN (FORMERLY KNOWN AS ATICO FINANCIAL CORPORATION
                     1986 STOCK OPTION PLAN)

1. Effective February 23, 1994, Paragraph III of the Plan is amended to reflect that the maximum aggregate number of shares for which options may be granted under the Plan is 350,000 shares of the Company's Common Stock.

2. Effective February 23, 1994, Paragraph XII of the Plan is amended to reflect that unless previously terminated by the Board of Directors, this Plan shall terminate on January 9, 2007, but such termination shall not affect any option previously granted. The remainder of said Paragraph XII is changed.